EXHIBIT 1


                        AUDITED FINANCIAL STATEMENTS FOR
                AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

             AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                          FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1993 AND 1992

                      TOGETHER WITH AUDITORS' REPORT

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES
                        DECEMBER 31, 1993 AND 1992

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


FINANCIAL STATEMENTS:

     Statements of Net Assets Available for Benefits as of December 31, 1993 and 1992


     Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1993


     Notes to Financial Statements


SCHEDULES:

     Schedule I -- Item 27(a) -- Schedule of Investments as of December 31, 1993

     Schedule II -- Item 27(d) -- Schedule of Reportable Transactions for the
                    Year Ended December 31, 1993

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Administrator of the
AMP Incorporated Employee Savings and Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the AMP Incorporated Employee Savings and Thrift Plan as of December 31, 1993 and 1992, and the related statement of changes in net assets available for benefits for the year ended December 31, 1993. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for benefits for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                             /s/ Arthur Andersen & Co.
Philadelphia, Pa.
June 20, 1994

                                          AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                           STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                          DECEMBER 31, 1993

                                                The Vanguard Group Funds
                        ---------------------------------------------------------------------
                                                                                   World Fund  AMP Fixed
                        Money Market            Index Trust    Windsor                U.S.       Income     AMP Stock
   ASSETS      Total       Prime    Wellington      500          II      PrimeCap    Growth       Fund        Fund      Loan Fund
   ------      -----       -----    ----------   ---------     -------   --------    ------       ----        ----      ---------
INVESTMENTS, at market
(Notes 2 and 3):

Commingled
trusts     $138,813,757 $12,058,279 $15,208,545 $72,958,072 $13,161,848 $6,942,568 $6,698,886 $11,785,506  $        53 $    --

Common
stock        22,839,509      --          --          --          --         --         --           --      22,839,509      --

Participant
loans
(Note 1)     20,681,677      --          --          --          --         --         --           --          --      20,681,677
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
            182,334,943  12,058,279  15,208,545  72,958,072  13,161,848  6,942,568  6,698,886   11,785,506  22,839,562  20,681,677
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

DEPOSITS WITH
INSURANCE COMPANIES,
at contract
value       179,699,792      --          --          --          --         --         --      179,699,792      --          --
(Notes 2   ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
 and 4)

Total
investments 362,034,735  12,058,279  15,208,545  72,958,072  13,161,848  6,942,568  6,698,886  191,485,298  22,839,562  20,681,677
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

RECEIVABLES:
Employer
contributions   134,827       4,848       6,961      22,997       5,842      3,356      4,475       59,498      26,850      --
 (Note 1)

Employee
deposits        423,152      17,213      27,776      97,021      23,473     12,910     16,822      222,851       5,086      --
  (Note 1)

Accrued
 interest and
 dividends        1,715      --          --          --          --         --         --            1,113         602      --

Other           234,433      --          --          --          --         --         --           --         208,168      26,265
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
 Total
 receivables    794,127      22,061      34,737     120,018      29,315     16,266     21,297      283,462     240,706      26,265
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
TOTAL
ASSETS      362,828,862  12,080,340  15,243,282  73,078,090  13,191,163  6,958,834  6,720,183  191,768,760  23,080,268  20,707,942
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

 LIABILITIES

PAYABLES:
 Investments     80,116      --          --          --          --         --         --           --          80,116      --
 purchased
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
NET ASSETS
AVAILABLE
FOR
BENEFITS   $362,748,746 $12,080,340 $15,243,282 $73,078,090 $13,191,163 $6,958,834 $6,720,183 $191,768,760 $23,000,152 $20,707,942
           ============ =========== =========== =========== =========== ========== ========== ============ =========== ===========

The accompanying notes and schedules are an integral part of this statement.

                                         AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                           STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                          DECEMBER 31, 1992

                                                The Vanguard Group Funds
                        ---------------------------------------------------------------------
                                                                                   World Fund  AMP Fixed
                        Money Market            Index Trust    Windsor                U.S.       Income     AMP Stock
   ASSETS      Total       Prime    Wellington      500          II      PrimeCap    Growth       Fund        Fund      Loan Fund
   ------      -----       -----    ----------   ---------     -------   --------    ------       ----        ----      ---------

INVESTMENTS, at market
(Notes 2 and 3):

Commingled
trusts     $107,033,350 $13,006,837 $ 7,718,009 $63,998,268 $ 5,138,056 $3,227,190 $7,478,840 $ 6,222,008  $   244,142 $    --

Common
stock        16,744,020      --          --          --          --         --         --           --      16,744,020      --

Participant
loans
(Note 1)     17,635,522      --          --          --          --         --         --           --          --      17,635,522
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
            141,412,892  13,006,837   7,718,009  63,998,268   5,138,056  3,227,190  7,478,840    6,222,008  16,988,162  17,635,522
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

DEPOSITS WITH
INSURANCE COMPANIES,
at contract
value       167,091,029      --          --          --          --         --         --      167,091,029      --          --
(Notes 2   ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
 and 4)

Total
investments 308,503,921  13,006,837   7,718,009  63,998,268   5,138,056  3,227,190  7,478,840  173,313,037  16,988,162  17,635,522
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

RECEIVABLES:
Employer
contributions   107,202       4,396       3,753      21,440       2,358      1,715      3,752       45,132      24,656      --
 (Note 1)

Employee
deposits        325,011      16,251      15,601      88,078      10,400      6,500     14,625      173,556      --          --
  (Note 1)

Accrued
 interest and
 dividends        3,430      --          --          --          --         --         --            3,060         370      --

Other            12,165       1,660         310       1,960          70     --             30       --           8,135      --
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
 Total
 receivables    447,808      22,307      19,664     111,478      12,828      8,215     18,407      221,748      33,161      --
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------
TOTAL
ASSETS      308,951,729  13,029,144   7,737,673  64,109,746   5,150,884  3,235,405  7,497,247  173,534,785  17,021,323  17,635,522
           ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

 LIABILITIES

PAYABLES:
 Investments    156,681      --          --          --          --         --         --           --         156,681      --
 purchased ------------ ----------- ----------- ----------- ----------- ---------- ---------- ------------ ----------- -----------

NET ASSETS
AVAILABLE
FOR
BENEFITS   $308,795,048 $13,029,144 $ 7,737,673 $64,109,746 $ 5,150,884 $3,235,405 $7,497,247 $173,534,785 $16,864,642 $17,635,522
           ============ =========== =========== =========== =========== ========== ========== ============ =========== ===========

The accompanying notes and schedules are an integral part of this statement.

                                        AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                FOR THE YEAR ENDED DECEMBER 31, 1993


                                                The Vanguard Group Funds
                        ---------------------------------------------------------------------
                                                                                   World Fund   AMP Fixed
                        Money Market            Index Trust    Windsor                U.S.        Income     AMP Stock
               Total       Prime    Wellington      500          II      PrimeCap    Growth        Fund        Fund      Loan Fund
               -----       -----    ----------   ---------     -------   --------    ------        ----        ----      ---------
ADDITIONS:

Investment income-
 Net appreciation
 (depreciation)
 in market value of
 investments
 (Note 3)   $ 7,716,588 $    --        $557,189  $4,568,000    $359,450   $536,690 ($221,154)  $     --      $1,916,413 $    --

Interest
 and
 dividends   17,580,782     354,731     822,834   1,870,863     687,465    225,617     92,259    11,542,140     525,533   1,459,340
           ------------ ----------- ----------- ----------- ----------- ---------- ----------  ------------ ----------- -----------
             25,297,370     354,731   1,380,023   6,438,863   1,046,915    762,307  (128,895)    11,542,140   2,441,946   1,459,340
           ------------ ----------- ----------- ----------- ----------- ---------- ----------  ------------ ----------- -----------

Contributions and deposits
      (Note 1)

Employer      8,979,075     262,607     448,873   1,712,948     337,513    185,929    337,677     3,726,545   1,966,983      --
Employees    29,893,259   1,412,063   1,846,517   7,609,289   1,431,916    766,497  1,345,702    15,195,045     286,230      --
           ------------ ----------- ----------- ----------- ----------- ---------- ----------  ------------ ----------- -----------
             38,872,334   1,674,670   2,295,390   9,322,237   1,769,429    952,426  1,683,379    18,921,590   2,253,213      --
           ------------ ----------- ----------- ----------- ----------- ---------- ----------  ------------ ----------- -----------
Total
additions    64,169,704   2,029,401   3,675,413  15,761,100   2,816,344  1,714,733  1,554,484    30,463,730   4,695,159   1,459,340

DEDUCTIONS:

Payments to
participants 11,416,991     515,620     258,291   1,572,870     186,960     57,552    236,563     7,658,307     629,332     301,496
           ------------ ----------- ----------- ----------- ----------- ---------- ----------  ------------ ----------- -----------
             52,752,713   1,513,781   3,417,122  14,188,230   2,629,384  1,657,181  1,317,921    22,805,423   4,065,827   1,157,844

INTERFUND TRANSFERS
- - --NET            --     (2,462,585)   4,074,687 (5,339,488)   5,103,717  2,066,248 (2,106,856)  (5,285,842)   2,069,683   1,880,436


TRANSFER OF ASSETS
FROM ACQUIRED COMPANY
(Note 7)      1,200,985      --          13,800     119,602     307,178     --         11,871       714,394      --          34,140
           ------------ ----------- ----------- ----------- ----------- ---------- ----------  ------------ ----------- -----------

Net
additions    53,953,698   (948,804)   7,505,609   8,968,344   8,040,279  3,723,429  (777,064)    18,233,975   6,135,510   3,072,420
(deductions)

NET ASSETS AVAILABLE
FOR BENEFITS:

Beginning
of year     308,795,048  13,029,144   7,737,673  64,109,746   5,150,884  3,235,405  7,497,247   173,534,785  16,864,642  17,635,522
           ------------ ----------- ----------- ----------- ----------- ---------- ----------  ------------ ----------- -----------
End of
year       $362,748,746 $12,080,340 $15,243,282 $73,078,090 $13,191,163 $6,958,834 $6,720,183  $191,768,760 $23,000,152 $20,707,942
           ============ =========== =========== =========== =========== ========== ==========  ============ =========== ===========

The accompanying notes and schedules are an integral part of this statement.

                AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                       NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1993 AND 1992

1.   DESCRIPTION OF PLAN:
     -------------------
   The following description of the AMP Incorporated Employee Savings and Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

   General
   -------
   The Plan was established effective January 1, 1982 for the benefit of the employees of AMP Incorporated (the Company) and certain subsidiaries and was subsequently amended on numerous occasions, most recently effective as of January 1, 1993.

   The Plan is a contributory defined contribution plan covering all employees of the Company who have attained age 21 and completed one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

   The Vanguard Fiduciary Trust Company is the trustee of the Plan.

   Contributions
   -------------
   Participants may defer up to 4% of their gross earnings as a "deferred basic deposit" and up to an additional 8 % as a "deferred supplemental deposit." During 1992, the maximum deferred supplemental deposit was 6%. The Company's matching contribution to the Plan is 60% of the participant's "deferred basic deposit" which is paid out of current and accumulated earnings.

   Forfeitures in any given year are used to reduce Company matching contributions to the Plan in the following year. Forfeitures from 1992 reducing 1993 Company contributions amounted to $100,000. Forfeitures from 1993 amounted to $80,133 and will be applied against Company contributions in 1994.

   Investment Elections
   --------------------
   Participants may elect to invest their deferred basic, deferred supplemental deposits and Company matching contributions in one or more of the available funds, which are the Money Market Prime, Wellington, Index Trust 500,
Windsor II, PrimeCap, World Fund U.S. Growth, AMP Fixed Income and AMP Stock Fund. Prior to January 1, 1993, participants were not allowed to elect to invest their deferred basic and deferred supplemental deposits in the AMP Stock Fund.

   Participants' Accounts
   ----------------------
   Each participant's account is credited with the participant's deposits and Company matching contributions and an allocation of the funds' earnings in which the participant participates. Certain participants in the Plan are of an inactive status at year end due to termination or retirement. The number of inactive participants as of December 31, 1993 and 1992 is 1,950 and 1,522 of the total 15,487 and 13,596, respectively.

   Vesting
   -------
   Participants are immediately vested in their deferred basic and deferred supplemental deposits plus actual earnings thereon. Immediate vesting of Company matching contributions occurs upon a participant's termination by retirement, disability, death or attainment of age 65. Company matching contributions and earnings become 100% vested after five years of continuous service by a participant.

   Payments to Participants
   ------------------------
   Deferred basic deposits, deferred supplemental deposits and earnings thereon cannot be withdrawn prior to the attainment of age 59 1/2, except in the case of a "financial hardship". Vested Company matching contributions held under the Plan for at least two years and earnings thereon can be withdrawn any time at the request of the participant.

   Partial or total withdrawal of pre-1983 basic deposits, supplemental deposits, Company matching contributions and earnings by a participant is permitted at his or her request, subject to a minimum withdrawal of $100.

   Loans to Participants
   ---------------------
   Loans against a participant's account balances are secured by a promissory note which bears a fixed interest rate of 1% over the prime rate. The term of the loan is limited to five years and repayment is made through payroll deductions in level amounts over the life of the loan. There are limitations as to the amount that may be borrowed, and prepayment of a loan is allowed.
All loans requested prior to December 31, 1993 and 1992 were paid by that date.

   Administrative Expenses
   -----------------------
   All expenses incurred in the administration of the Plan are paid by the Company and amounted to $330,160 for the year ended December 31, 1993.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

   Basis of Accounting
   -------------------
   The accompanying financial statements have been prepared using the accrual basis of accounting.

   Valuation of Investments
   ------------------------
   Investments, except for the deposits with insurance companies which are carried at contract value, are stated at market value, which is equivalent to current value as of the statement date.

   Tax Status
   ----------
   The trust established under the AMP Incorporated Employee Savings and Thrift Plan is qualified under the Internal Revenue Code as exempt from federal income taxes. The Plan has received a favorable determination letter from the Internal Revenue Service (IRS) dated August 18, 1993. The Plan sponsor and legal counsel are of the opinion that the Plan, as administered, meets the IRS requirements and, therefore, the trust continues to be tax exempt.

   Change of Plan Year End
   -----------------------
   During 1992, the Company changed the Plan year end from November 30 to December 31 in order to coincide with the Company's year end.

3.   INVESTMENTS:
     -----------
   All Plan investments are held by a trust company administered trust fund and consist of shares of various Vanguard mutual funds, AMP stock, loans receivable and deposits with insurance companies (Note 4). The following is a list of assets which exceed 5% of net assets at December 31, 1993 and 1992.

                          December 31, 1993            December 31, 1992
                      --------------------------   --------------------------
                      No. of Shares    Market      No. of Shares    Market
 Description of       or Principal   or Contract   or Principal   or Contract
   Security              Amount         Value         Amount         Value
 --------------       ------------   -----------   ------------   -----------
Money Market Prime     23,843,838    $23,843,838    19,472,987    $19,472,987

Index 500 Fund          1,664,569     72,958,072     1,562,076     63,998,268

AMP Common Stock          361,814     22,839,509       288,690     16,774,020

Loans Receivable       20,681,677     20,681,677    17,635,522     17,635,522

Vanguard Variable         ---            ---        15,479,102     15,479,102
Rate GiC Trust,
variable rate,
due on demand

John Hancock GIC,         ---            ---        15,176,187     15,176,187
8.00% due 9/1/93

4.   DEPOSITS WITH INSURANCE COMPANIES:
     ---------------------------------
   The Plan has entered into guaranteed investment contracts with various insurance companies (Companies). Under the terms of the contracts, the Companies received all plan year Fixed Income Fund deposits and contributions, or in the case of rollovers, a lump-sum deposit, which they maintain in plan reserve accounts until maturity. At maturity, the balances with interest will be returned to the Plan. The accounts are credited with interest at fixed rates for the respective periods and charged for plan withdrawals and loans. The contracts are included in the financial statements at the December 31, 1993 and 1992 contract values as reported to the Plan by the Companies.

5.   PLAN TERMINATION
     ----------------
   The Company anticipates continuing the Plan indefinitely, but reserves the right to reduce, suspend or discontinue its contributions at any time and to discontinue or partially terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

6.   DISTRIBUTIONS TO PARTICIPANTS:
     -----------------------------
     Distributions to participants are generally made as soon as practical after a request is received by the trustee. There were no distributions due participants at December 31, 1993 and 1992.

7.   TRANSFER OF ASSETS FROM ACQUIRED COMPANY:
     ----------------------------------------
  In March 1993, the Company acquired Elf Atochem Sensors, Inc. The employees of the acquired company, who participated in an existing plan, were permitted to make contributions to the Plan beginning April 1. In August, the acquired employees' asset balances were transferred into the Plan from their existing plan.

                                                                                              Schedule I
                        AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                       EIN #23-0332575
                                          PIN #003
                             ITEM 27(A) -- SCHEDULE OF INVESTMENTS
                                      DECEMBER 31, 1993


                                                        Number of Shares                   Market Value
                                                               or                               or
     DESCRIPTION OF SECURITY                            Principal Amount       Cost       Contract Value
     -----------------------                            ----------------       ----       --------------
Commingled Trusts and Common Stock:
      Money Market Prime                                     23,843,838     $23,843,838     $23,843,838
      Wellington Fund                                        745,516.93      14,516,333      15,208,545
      Index Trust 500 Fund                                 1,664,569.30      64,333,326      72,958,072
      Windsor II Fund                                        772,408.93      12,752,453      13,161,848
      PrimeCap Fund                                          376,903.80       6,372,969       6,942,568
      World Fund--U.S. Growth                                448,686.27       6,573,434       6,698,886
      AMP Common Stock                                          361,814      18,456,307      22,839,509
                                                                           ------------    ------------
Total Commingled Trusts & Common Stock                                     $146,848,660    $161,653,266
                                                                           ------------    ------------

Deposits with Insurance Companies:
      AIG Life, 5.00%, due 8/31/94, 8/31/96 & 8/31/98         8,129,359      $8,129,359      $8,129,359
      CIGNA, 6.80%, due 4/1/96                               10,508,151      10,508,151      10,508,151
      Confederation, 6.16%, due 6/30/97                      10,307,617      10,307,617      10,307,617
      Continental, 6.65%, due 11/1/94 & 11/1/96              11,018,762      11,018,762      11,018,762
      Continental, 6.05%, due 6/30/95                         5,462,743       5,462,743       5,462,743
      Continental, 6.30%, due 12/31/95 & 12/31/97            10,633,559      10,633,559      10,633,559
      Hartford, 6.56%, due 3/31/94 & 3/31/97                 11,349,105      11,349,105      11,349,105
      Hartford, 6.22%, due 9/30/94 & 9/30/95                 11,243,586      11,243,586      11,243,586
      Metropolitan Life, 5.09%, due 3/23/95 & 3/23/98        10,391,025      10,391,025      10,391,025
      NY Life, 5.20%, due 11/2/98                            12,102,096      12,102,096      12,102,096
      NY Life, 8.00%, due 6/30/94                             9,279,594       9,279,594       9,279,594
      Principal, 5.13%, due 4/30/95 & 4/30/98                10,342,920      10,342,920      10,342,920
      Principal, 5.73%, due 6/25/98                           8,235,431       8,235,431       8,235,431
      Prudential, 9.20%, due 1/1/94                           9,212,576       9,212,576       9,212,576
      Prudential, 6.01%, due 11/1/97                          5,301,348       5,301,348       5,301,348
      Prudential, 6.34%, due 10/31/97                         5,317,896       5,317,896       5,317,896
      Sun Life, 7.12%, due 3/31/96 & 3/31/97                 11,468,209      11,468,209      11,468,209
      Sun Life, 7.62%, due 4/1/97                             5,671,118       5,671,118       5,671,118
      Sun Life, 7.47%, due 8/31/97                            5,572,235       5,572,235       5,572,235
      Sun Life, 5.86%, due 8/31/98                            8,152,462       8,152,462       8,152,462
                                                                           ------------    ------------
Total Deposits with Insurance Companies                                     179,699,792     179,699,792

Participants Loans                                           20,681,677      20,681,677      20,681,677
                                                                           ------------    ------------
          TOTAL                                                            $347,230,129    $362,034,735
                                                                           ============    ============
The accompanying notes are an integral part of this schedule.

                                                                                                                      Schedule II
                                         AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                                           EIN #23-0332575
                                                              PIN #003
                                         ITEM 27(D) -- SCHEDULE OF REPORTABLE TRANSACTIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 1993

                                                   Number of  Number of                                   Cost of        Net
Identity of Party   Description of Transaction     Purchases    Sales     Purchase Price  Selling Price  Items Sold   Gain/(Loss)
- - -----------------   --------------------------     ---------  ---------   --------------  -------------  ----------   -----------
Vanguard           Money Market Reserves
                   Prime Portfolio                    251        226       $49,717,944     $46,675,877   $46,675,877   $   --

Vanguard           Index 500 Portfolio                227        242        19,405,494      15,013,690    13,756,968    1,256,722

AMP                Common Stock                       103         78        11,588,907       6,387,318     4,990,553    1,396,765

John Hancock       Guaranteed Investment Contract       8          9           775,025      15,951,212    15,951,212       --
                   No. 5758

Vanguard           Variable Rate GIC Trust             11          6           506,584      15,985,686    15,985,686       --


The purchase prices and selling prices of the above transactions represent the current value of the assets on the transaction date.

The accompanying notes are an integral part of this schedule.

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